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                                                                     EXHIBIT 2.1
     List of schedules to the Agreement and Plan of Merger:
          Schedule 1.2(c): RHNB Stock Option Plans
          Schedule 2.1: RHNB List of Jurisdictions
          Schedule 2.3: RHNB Conflicts
          Schedule 2.4(a): Owners of 5% of RHNB Stock
          Schedule 2.4(b): RHNB Convertible Securities and Options
          Schedule 2.6: RHNB Undisclosed Tax Matters
          Schedule 2.7: RHNB and Rock Hill National Bank Insurance Policies
          Schedule 2.8: RHNB Legal Proceedings
          Schedule 2.9: Absence of Compliance with Law by RHNB
          Schedule 2.12(a): Undisclosed Examination Reports of RHNB
          Schedule 2.13: RHNB Trademarks, Trademark Rights, Trade Names and Licenses
          Schedule 2.14: RHNB Employment Agreements and Material Contracts
          Schedule 2.16: RHNB Employee Benefit Plans (Disclosure Schedule)
          Schedule 2.17(a): RHNB Material Changes
          Schedule 2.17(b): RHNB Undisclosed Liabilities
          Schedule 2.21: RHNB Ownership of NationsBank Common Stock
          Schedule 3.6: Undisclosed NationsBank Tax Matters
          Schedule 3.7: NationsBank Legal Proceedings
          Schedule 3.8: Absence of Compliance with Law by NationsBank
          Schedule 4.11: RHNB Employee Benefit Plans (Plans to be Merged
     Schedule)